UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Microvision, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1600822
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6222 185th Avenue NE, Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which the form relates: 333-128019

Securities to be registered pursuant to Section 12(g) of the Act:

Warrants, exercisable for Common Stock, $.001 par value, of Microvision, Inc.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the warrants of Microvision, Inc. (the “Company”). The description of the warrants, contained in the section entitled “Description of Warrants” in the Prospectus included in the Company’s Registration Statement on Form S-3 (File No. 333-128019), filed with the Securities and Exchange Commission on September 1, 2005, as amended and supplemented (the “Registration Statement”), is hereby incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Form of Warrant Agreement by and between Microvision, Inc. and American Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MICROVISION, INC.

Date: May 30, 2006	By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel and Secretary